Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarter Report of American Standard Energy Corp.  (the “Company”) on Form 10-Q for the period ending June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott Feldhacker, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarter Report on Form 10-Q for the period ending June 30, 2012, fully complies with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarter Report on Form 10-Q for the period ending June 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of American Standard Energy Corp.

Date: August 9, 2012

/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer